Exhibit 10.5

YAYYO, INC.

433 N. Camden Drive. # 600, Beverly Hills, CA 90210

January 6, 2017

TO: Chase Financing Inc.

Ladies and Gentlemen:

This letter sets forth our agreement pursuant to which you have agreed to invest up to $100,000 in YayYo, Inc. a Delaware corporation (the “Company”).

1.	Initial Closing. Promptly following the date hereof, and subject to satisfaction of the Cash Reserve Condition (defined below), you will invest or cause to be invested in the Company $50,000 in an initial closing the (“Initial Closing”), against issuance by the Company to the investor of a secured promissory note substantially in the form and on the terms attached as Exhibit A hereto (the “Note”, and collectively with any other Notes issued hereunder, the “Notes”) in a principal amount of $55,555. Each holder of Notes shall be entitled to the benefits of this Agreement as if the same were a party hereto. “Cash Reserve Condition” means, as of any measurement date, that the Company shall have at least $50,000 in cash bank deposits available to fund the Company”s operating needs without restriction, as determined by Chase in its sole discretion based on current bank records or other information as Chase may request.

2.	Subsequent Closings. On each of the two-week and four-week anniversaries of the Initial Closing, subject to satisfaction of (i) the Cash Reserve Condition and (ii) the Company and any-other party being in compliance with all terms and conditions of then outstanding Notes, this Agreement and any other agreement for the benefit of the investors, an additional closing hereunder will occur pursuant to which you will invest or cause to be invested in the Company an additional $25,000, in each case against issuance to the investor of a Note in the principal amount of $27,777.

3.	Maturity Date. The Notes issued in each closing shall mature on the three-month anniversary of the Initial Closing; provided, however, that the Company shall have an option to extend the maturity date for all Notes by one month, exercisable by written notice and issuance and delivery to or at the direction of the investors of 25,000 shares of the Company's common stock at any time prior to the then scheduled maturity date of the Notes.

4.	Security Interest. As an inducement for the investors who purchase Notes hereunder (together with any person who subsequently acquires a Note issued hereunder, each, a “Secured Party” and, collectively, the “Secured Parties”) to extend the loans evidenced thereby and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of all amounts owing or that may become owing by the Company to the Secured Parties, whether under or in connection with this Agreement, the Notes or any of the transactions contemplated hereby or thereby, or otherwise, the Company hereby unconditionally and irrevocably pledges, grants and hypothecates to Chase Financing Inc., as collateral agent for the ratable benefit of the Secured Parties, a security interest in and to, a lien upon and a right of set-off against all of the Company's right, title and interest of whatsoever kind and nature in and to, the Collateral (defined on Schedule A hereto) (a “Security Interest” and, collectively, the “Security Interests”). The provisions of Schedule A hereto are incorporated by reference herein and made a part hereof.

5.	Registration Rights. Each Note holder shall be entitled to piggyback registration rights with respect to the shares of common stock underlying the Notes held by such holder (or issued upon conversion thereof), and the Company shall not register shares held by any other holder on a prior basis without consent of the holders of a majority of the shares issued or issuable upon conversion of the Notes. The cost of any such registration, and all related costs other than direct selling costs, shall be borne by the Company, and the Company shall provide the Note holders customary indemnification in connection with any such registration.

Chase Financing Inc.

January   , 2017

6.	Company Representations. The Company represents as follows:

a.	Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body or, to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

b.	Intellectual Property. To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of the rights of, others.

c.	Compliance With Laws. To its knowledge, the Company is in compliance, in all material respects, with all laws applicable to it or its business, properties or assets.

d.	Form 1-A. The Company represents that its Form 1-A, Amendment No. 1, filed with the SEC on December 21, 2016 is true and accurate in all material respects and does not does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.	Mutual Representations. Each party hereto represents and warrants, with respect to itself, to the other that (a) it is a duly formed and validly existing entity in good standing in its jurisdiction of organization, (b) it has the requisite power and authority to enter into this letter agreement, the Notes and any other documents relating to the transactions contemplated hereby (collectively, the “Transaction Documents”), (c) this letter agreement, the other Transaction Documents and the transactions contemplated hereby have been approved by all necessary action on the part of such party, (d) this letter agreement and each of the other Transaction Documents constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject, in the case of enforceability, to principles of equity, (e) its obligations and duties set forth in this letter agreement and the Transaction Documents do not conflict with any contractual, regulatory or other obligation or constraint currently imposed on or applicable to such party and (f) it is sophisticated and experienced in transactions of the nature contemplated by this letter agreement and the Transaction Documents and has had sufficient opportunity to review and consider this letter agreement and the other Transaction Documents prior to entering into the same.

8.	Governing Law. This letter agreement and all controversies arising hereunder or relating hereto will be governed by, and construed and enforced in accordance with, the laws of the State of Nevada without regard to principles of conflicts of laws.

Chase Financing Inc.

January , 2017

9.	Counterparts. This letter agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument. Such counterparts may be delivered by one party to the other by facsimile or other electronic transmission, and such counterparts shall be valid for all purposes.

Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter agreement.

Very truly yours.

YAYYO, INC. (a Delaware corporation)

By:
Name:	Ramy El-Batrawi
Title:	Executive Vice President

Agreed and accepted:

CHASE FINANCING INC.

By:	/s/ Robert Herskowitz
Name:	Robert Herskowitz
Title:	President

SCHEDULE A

PROVISIONS RELATING TO THE SECURED PARTIES’ SECURITY INTEREST

See “5. Definitions” below. Capitalized terms used but not defined in this Schedule A shall have the meanings ascribed thereto in the letter agreement to which this Schedule A is attached (the “Letter Agreement”, which term shall include this Schedule A unless the context otherwise requires).

1.           No Other Liens; Priority; Financing Statements. The Company represents that it is the sole owner of the Collateral, free and clear of any liens, security interests, encumbrances, rights or claims. The Company shall at all times maintain the Security Interests as valid and perfected first priority liens and security interests in the Collateral in favor of the Collateral Agent. The Company authorizes the Collateral Agent to file one or more financing statements under the UCC with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it and authorizes Collateral Agent to take any other action in Collateral Agent’s absolute discretion to effectuate, memorialize and protect the Secured Parties’ interests and rights.

2.           Power of Attorney; Further Assurances.

(a)          The Company authorizes the Collateral Agent, and does hereby make, constitute and appoint the Collateral Agent and its officers, agents, successors or assigns with full power of substitution, as the Company’s true and lawful attorney-in-fact, with power, in the name of the Collateral Agent or the Company, after the occurrence and during the continuance of an Event of Default (as defined in the Notes), (i) to endorse any note, checks, drafts, money orders or other instruments of payment (including, without limitation, payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Collateral Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Collateral Agent, and at the expense of the Company, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Collateral Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for so long as any obligations secured by the Security Interests shall be outstanding. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Collateral Agent is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b)          On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the State of Delaware or other jurisdiction in which the Company may hereafter become domiciled, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Collateral Agent, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Collateral Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

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(c)          The Company hereby irrevocably appoints the Collateral Agent as the Company’s attorney-in-fact, with full authority in the place and instead of the Company and in the name of the Company, from time to time in the Collateral Agent’s discretion, to take any action permitted under this Agreement and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Collateral Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the obligations secured by the Security Interests shall be outstanding.

3.           Indemnification. The Company shall indemnify, reimburse and hold harmless the Collateral Agent and the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including legal and other fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from the Letter Agreement, the Notes or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. Any amounts owing hereunder shall be due upon demand. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision made for the benefit of any such Indemnitee.

4.           Expenses. The Company shall pay, upon demand, all costs, fees and expenses (including legal fees and expenses) which the Collateral Agent may incur or for which it may become liable in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Letter Agreement, under the Notes or otherwise in connection with the transactions contemplated hereby and thereby. Upon the maturity of the Notes, the Company shall pay the Collateral Agent $2,500 for reimbursement of legal fees incurred in connection with entering into of the Letter Agreement and the transactions contemplated thereby. Any amounts owing under the Letter Agreement shall accrue interest at the Default Rate (as defined in the Notes) from and after the date of demand for payment if and to the extent not paid within three business days of demand.

5.           Definitions. As used in this Schedule A and the Letter Agreement, the following terms shall have the meanings set forth in this Section 6. Terms used but not otherwise defined herein that are defined in the UCC (such as “account,” “chattel paper,” “commercial tort claim,” “deposit account,” “document,” “equipment,” “fixtures,” “general intangibles,” “goods,” “instruments,” “inventory.” “investment property,” “letter-of-credit rights,” “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in the UCC.

(a)          “Collateral” means all assets of the Company and shall include the following personal property of the Company, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the disposition, sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all securities held by the Company:

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(i)          All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company’s business and all improvements thereto; and (B) all inventory;

(ii)         All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the organizational documents of the Company, licenses, distribution and other agreements, computer software (whether “off-the-shelf,” licensed from any third party or developed by the Company), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, any other Intellectual Property, and income tax refunds;

(iii)        All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, raw materials, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)        All documents, letter-of-credit rights, instruments and chattel paper;

(v)         All commercial tort claims;

(vi)        All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii)       All investment property;

(viii)      All supporting obligations;

(ix)         All files, records, books of account, business papers, and computer programs: and

(x)          the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

(b)          “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all patents of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c)          “UCC” means the Uniform Commercial Code of the State of Nevada and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral.

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